Execution Copy 148554138v6 AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AGREEMENT This AMENDMENT NO. 1, dated as of June 4, 2021 (this "Amendment"), is executed by and among SCFC BUSINESS SERVICES LLC (the "Borrower"), CHARIOT FUNDING LLC ("Chariot"), and JPMORGAN CHASE BANK, N.A. ("JPMorgan"), in its capacities as administrative agent (in such capacity, the "Administrative Agent"), as a Committed Lender, and as the Agent for the JPMorgan Lender Group (in such capacity, the "JPMorgan Agent"), and amends the Amended and Restated Loan Agreement, dated as of December 31, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and among the Borrower, Driveway Finance Corporation ("DFC"), as the servicer and the collateral custodian, the lenders from time to time parties thereto, the agents from time to time parties thereto, and JPMorgan, as Administrative Agent and as the account bank. Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed thereto in the Loan Agreement. WITNESSETH: WHEREAS, as of the date of this Amendment, Chariot is the sole Conduit Lender under the Loan Agreement and JPMorgan is the sole Committed Lender under the Loan Agreement (Chariot and JPMorgan, together in such respective capacities, the "Lenders"); WHEREAS, the Borrower and the Lenders desire to amend the Loan Agreement, in accordance with Section 13.01 thereof, on the terms set forth herein; and NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: SECTION 1. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows: (a) Section 1.01 is amended by deleting the definitions of "Adjusted Principal Balance," "Alternate Base Rate," "Commitment Termination Date," "Default Rate," "Excess Concentration Amounts," "Federal Funds Effective Rate," "Material Adverse Change," "Payment Date," "Prime Rate," "Required Rate," "Serviced Portfolio," and "Weighted Average Overcollateralization Percentage" set forth therein in their entirety and replacing them, respectively, with the following: "'Adjusted Principal Balance' means, as of any date for any Receivable, (i) if the amount of Excess Spread as of such date is 3.75% or greater, the Principal Balance of such Receivable as of such date, and (ii) if the amount of Excess Spread as of such date is less than 3.75%, then (A) if the APR of such Receivable is less than the Required Rate, the present value (calculated using a discount rate equal to the Required Rate) of all Scheduled Payments (including past due Scheduled Payments) remaining on such Receivable, assuming that all such Scheduled Payments are paid on a timely basis after such date or (B) if the APR of such Receivable is equal to or greater than the Required Rate, the Principal Balance of such Receivable as of such date."

- 2 - 148554138v6 "'Alternate Base Rate' means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided, that for the purpose of this definition, the Adjusted Eurodollar Rate for any day shall be based on the LIBOR Screen Rate (or if the LIBOR Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.17 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.17(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above." "'Commitment Termination Date' means June 5, 2023 or, with respect to any Committed Lender, such later date to which the Commitment Termination Date may be extended for such Committed Lender in accordance with Section 2.04(a)." "'Default Rate' means a per annum rate equal to the sum of (i) the Alternate Base Rate and (ii) 2.85%." "'Excess Concentration Amounts' means, as of any date of determination and without duplication, the sum of: (i) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in the State with the highest concentration of Receivables by Obligor billing address as of such date minus (b) an amount equal to the product of (1) 43.0% times (2) the Eligible Pool Balance on such date; (ii) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in the State with the second highest concentration of Receivables by Obligor billing address as of such date minus (b) an amount equal to the product of (1) 33.0% times (2) the Eligible Pool Balance on such date; (iii) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in the State with the third highest concentration of Receivables by Obligor billing address as of such date minus (b) an amount equal to the product of (1) 23.0% times (2) the Eligible Pool Balance on such date;

- 3 - 148554138v6 (iv) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligor has a billing address in any State other than those States accounted for in clauses (i), (ii), and (iii), above, minus (b) an amount equal to the product of (1) 20.0% times (2) the Eligible Pool Balance on such date; (v) without duplication, the sum of (a) the positive difference, if any, of (1) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligors had FICO Scores of less than 700 minus (2) the product of (A) 85.0% times (B) the Eligible Pool Balance as of such date plus (b) the positive difference, if any, of (1) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligors had FICO Scores of less than 620 minus (2) the product of (A) 25.0% times (B) the Eligible Pool Balance as of such date plus (c) the positive difference, if any, of (1) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligors had FICO Scores of less than 550 minus (2) the product of (A) 10.0% times (B) the Eligible Pool Balance as of such date, calculated in all cases with Receivables that do not have such FICO Scores being deemed to have FICO Scores of zero; (vi) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Obligors did not have a FICO Score or had a FICO Score of zero minus (b) the product of (1) 5.0% times (2) the Eligible Pool Balance as of such date; (vii) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Loan-to-Value Ratios were greater than 125% at the time of underwriting minus (b) the product of (1) 30.0% times (2) the Eligible Pool Balance as of such date; (viii) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables that had original Principal Balances of greater than $40,000 minus (b) the product of (1) 40.0% times (2) the Eligible Pool Balance as of such date; (ix) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables which or on any prior date were (but which no longer are as of such date of determination) Serviced Portfolio Defaulted Receivables minus (b) the product of (1) 1.0% times (2) the Eligible Pool Balance as of such date;

- 4 - 148554138v6 (x) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Financed Vehicle was a Used Vehicle at the time such Receivable was originated minus (b) the product of (1) 60.0% times (2) the Eligible Pool Balance as of such date; (xi) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the original term to maturity was more than 75 months minus (b) the product of (1) 20.0% times (2) the Eligible Pool Balance as of such date; (xii) the aggregate Adjusted Principal Balance of the Eligible Receivables that had FICO Scores of less than 640 at the time of their underwriting that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average FICO Score of all Eligible Receivables (excluding Receivables that do not have a FICO Score or have a FICO Score of zero) to 640, with such weighted average calculated using the FICO Score of each such Receivable at the time of its underwriting; (xiii) the aggregate Adjusted Principal Balance of the Eligible Receivables that had Loan-to-Value Ratios at the time of their underwriting of greater than 118% that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Loan-to-Value Ratio of all Eligible Receivables at the time of their underwriting to equal 118%; (xiv) the aggregate Adjusted Principal Balance of the Eligible Receivables that had Payment-to-Income Ratios of greater than 12.0% at the time of their underwriting that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Payment-to-Income Ratios of all Eligible Receivables at the time of their underwriting to equal 12.0%; (xv) the aggregate Adjusted Principal Balance of the Eligible Receivables that had Debt-to-Income Ratios of greater than 45.0% at the time of their underwriting that would need to be subtracted from the Eligible Pool Balance on such date in order to cause the weighted average Debt-to-Income Ratio of all Eligible Receivables at the time of their underwriting to equal 45.0%; and (xvi) the positive difference, if any, of (a) the aggregate Adjusted Principal Balance of the Eligible Receivables for which the related Financed Vehicle had an odometer reading of more than 125,000 miles at the time such Receivable was originated minus

- 5 - 148554138v6 (b) the product of (1) 2.0% times (2) the Eligible Pool Balance as of such date. " "'Federal Funds Effective Rate' means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement." "'Material Adverse Change' means any event or condition which would have a material adverse effect on (i) the collectability of all or a material portion of the Receivables, (ii) the condition (financial or otherwise), business or properties of the Borrower, (iii) the ability of the Servicer to collect on the Receivables, (iv) the condition (financial or otherwise), business or properties of DFC, or (v) the condition (financial or otherwise), businesses or investments of the Performance Guarantor. For the avoidance of doubt, the following is a non-exclusive list of changes to the Credit and Collection Policy which, if reasonably likely to negatively impact the creditworthiness or collectability of any Receivables, will be deemed to constitute a “Material Adverse Change” unless such changes are made with the consent of the Administrative Agent in the manner set forth in this Agreement: changes that would modify any of (a) the maximum allowable threshold limitations for substantial underwriting criteria, including but not limited to those related to loan term, Debt-to-Income Ratio, Payment-to-Income Ratio, and Loan-to-Value Ratio; (b) the categorization of receivables as delinquent, non-performing, defaulted or charged-off; (c) material collection processes relating, without limitation, to delinquent, non-performing, defaulted or charged-off receivables, loan loss recognition, loan modification (including extensions and deferrals), end-of-term recovery and processing, and collateral recovery; (d) any provisions for credit exceptions; and (e) stated creditworthiness thresholds required for obligors." "'Payment Date' means (i) prior to June 2021 the 15th day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day, commencing September 15, 2020 and (ii) thereafter, the 20th day of each calendar month, or if any such day is not a Business Day, the next succeeding Business Day, commencing June 21, 2021." "'Prime Rate' means the rate of interest last quoted by The Wall Street Journal as the 'Prime Rate' in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the 'bank prime loan' rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each

- 6 - 148554138v6 change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective." "'Required Rate' means, as of any date, the sum of (i) the Weighted Average Hedge Rate as of such date plus (ii) the Program Fee Rate as of such date plus (iii) the Servicing Fee Rate plus (iv) the Backup Servicing Fee Rate plus (v) the greater of (a) zero percent (0.00%) and (b) the percentage which will result in Excess Spread (Adjusted) that is at least equal to 3.75%." "'Serviced Portfolio' means the Servicer's entire portfolio of motor vehicle retail installment sale contracts and installment loans that (i) are originated, directly or indirectly, by DFC in accordance with the Credit and Collection Policy, (ii) are serviced by DFC, (iii) are owned by DFC or an Affiliate or a Subsidiary of DFC and (iv) satisfy each of the eligibility requirements set forth on Schedule B hereto. For the avoidance of doubt, no motor vehicle retail installment sale contracts or installment loans that were originated, directly or indirectly, by DFC in accordance with any predecessor set of credit policies and underwriting guidelines to the Credit and Collection Policy shall not be included in the Serviced Portfolio." "'Weighted Average Overcollateralization Percentage' means, as of any date of determination, the percentage equivalent of a fraction, (i) the numerator of which equals the sum of (a) the product of (1) the applicable Required Overcollateralization Percentage with respect to Prime Receivables as of such date times (2) the difference of (A) the aggregate Adjusted Principal Balance of all Prime Receivables that are Eligible Receivables as of such date minus (B) the portion of the Excess Concentration Amount that is allocable to the Prime Receivables as of such date plus (b) the product of (1) the applicable Required Overcollateralization Percentage with respect to Near Prime Receivables as of such date times (2) the difference of (A) the aggregate Adjusted Principal Balance of all Near Prime Receivables that are Eligible Receivables as of such date minus (B) the portion of the Excess Concentration Amount that is allocable to the Near Prime Receivables as of such date plus (c) the product of (1) the applicable Required Overcollateralization Percentage with respect to Subprime Receivables as of such date times (2) the difference of (A) the aggregate Adjusted Principal Balance of all Subprime Receivables that are Eligible Receivables as of such date minus (B) the portion of the Excess Concentration Amount that is allocable to the Subprime Receivables as of such date, and (ii) the denominator of which is equal to the Net Eligible Pool Balance as of such date. For purposes of calculating the Weighted Average Overcollateralization Percentage on any date of determination, the Excess Concentration Amount on such date shall be allocated among the Prime Receivables, the Near Prime Receivables, and the Subprime Receivables based on the percentage of the Eligible Pool Balance that is represented, respectively, by the Adjusted Principal Balance of all Prime Receivables that are Eligible Receivables as of such date, the Adjusted Principal Balance of all Near Prime Receivables that are Eligible Receivables as of such date, and the Adjusted

- 7 - 148554138v6 Principal Balance of all Subprime Receivables that are Eligible Receivables as of such date " (b) Section 1.01 is further amended by adding the following definitions of "Available Tenor," "Benchmark," "Benchmark Replacement," "Benchmark Replacement Adjustment," "Benchmark Replacement Conforming Changes," "Benchmark Replacement Date," "Benchmark Transition Event," "Benchmark Unavailability Period," "Corresponding Tenor," "Daily Simple SOFR," "Early Opt-in Election," "FCA," "Floor," "Interpolated Rate," "ISDA Definitions," "NYFRB," "NYFRB Rate," "NYFRB's Website," "Overnight Bank Funding Rate," "Reference Time," "Relevant Governmental Body," "SOFR," "SOFR Administrator," "SOFR Administrator's Website," "Term SOFR," "Term SOFR Notice," "Term SOFR Transition Event," and "Unadjusted Benchmark Replacement" in appropriate alphabetical order: "'Available Tenor' means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date." "'Benchmark' means, initially, LIBOR; provided, that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then 'Benchmark' means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.17." "'Benchmark Replacement' means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; (3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit

- 8 - 148554138v6 facilities at such time and (b) the related Benchmark Replacement Adjustment; provided, that in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further, that notwithstanding anything to the contrary in this Agreement or in any other Basic Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the 'Benchmark Replacement' shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Basic Documents." "'Benchmark Replacement Adjustment' means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (1) for purposes of clauses (1) and (2) of the definition of 'Benchmark Replacement,' the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (3) of the definition of 'Benchmark Replacement,' the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due

- 9 - 148554138v6 consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time; provided, that in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion." "'Benchmark Replacement Conforming Changes' means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of 'Alternate Base Rate,' the definition of 'Business Day,' the definition of 'Interest Period,' timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Basic Documents)." "'Benchmark Replacement Date' means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of 'Benchmark Transition Event,' the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (2) in the case of clause (3) of the definition of 'Benchmark Transition Event,' the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and

- 10 - 148554138v6 announced by the regulatory supervisor for the administrator of such Benchmark (or component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or component thereof) continues to be provided on such date; or (3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.17(c); or (4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the 'Benchmark Replacement Date' will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof)." "'Benchmark Transition Event' means the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution

- 11 - 148554138v6 authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a 'Benchmark Transition Event' will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then- current Available Tenor of such Benchmark (or the published component used in the calculation thereof)." "'Benchmark Unavailability Period' means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Basic Document in accordance with Section 2.17." "'Corresponding Tenor' with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor." "'Daily Simple SOFR' means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining 'Daily Simple SOFR' for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion." "'Early Opt-in Election' means, if the then-current Benchmark is LIBOR, the occurrence of: (1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties

- 12 - 148554138v6 hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders." "'FCA' has the meaning assigned to such term in Section 2.05(c)." "'Floor' means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate." "'Interpolated Rate' means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time." "'ISDA Definitions' means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto." "'NYFRB' means the Federal Reserve Bank of New York." "'NYFRB Rate' means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term 'NYFRB Rate' means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement." "'NYFRB's Website' means the website of the NYFRB at http://www.newyorkfed.org, or any successor source."

- 13 - 148554138v6 "'Overnight Bank Funding Rate' means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate." "'Payment' has the meaning assigned to it in Section 10.09." "'Payment Notice' has the meaning assigned to it in Section 10.09." "'Reference Time' with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBOR, the time determined by the Administrative Agent in its reasonable discretion." "'Relevant Governmental Body' means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto." "'SOFR' means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day." "'SOFR Administrator' means the NYFRB (or a successor administrator of the secured overnight financing rate)." "'SOFR Administrator’s Website' means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time." "'Term SOFR' means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body." "'Term SOFR Notice' means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event." "'Term SOFR Transition Event' means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.17 that is not Term SOFR. For the avoidance of doubt, the Administrative Agent shall not be required to

- 14 - 148554138v6 deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion." "'Unadjusted Benchmark Replacement' means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment." (c) Section 2.05 (Payments) is amended by deleting clause (c) thereof and replacing it with the following: "(c) The Interest on certain portions of the Loans Outstanding hereunder is determined by reference to LIBOR. LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority ('FCA') publicly announced that: immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA's consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this Agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Sections 2.17(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.17(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to LIBOR or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.17(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.17(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, LIBOR or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability. The

- 15 - 148554138v6 Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark or any component thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service." (d) The following Section 2.17 (Alternate Rate of Interest) is added immediately following Section 2.16 (Defaulting Committed Lenders), and the Table of Contents is amended to add a reference to Section 2.17 (Alternate Rate of Interest): "SECTION 2.17. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d) and (e) of this Section 2.17, if prior to the commencement of any Interest Period: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining LIBOR (including because the LIBOR Screen Rate is not available or published on a current basis), for such Interest Period; provided, that no Benchmark Transition Event shall have occurred at such time; or (ii) the Administrative Agent is advised by the Required Lenders that LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the interest rate applicable to the Loan(s) on each day will be the Alternate Base Rate. (b) Notwithstanding anything to the contrary herein or in any other Basic Document (and any Hedging Agreement shall be deemed not to be a 'Basic Document' for purposes of this Section 2.17) , if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of 'Benchmark Replacement' for such Benchmark Replacement Date, such Benchmark Replacement will

- 16 - 148554138v6 replace such Benchmark for all purposes hereunder and under any Basic Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of 'Benchmark Replacement' for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Basic Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (c) Notwithstanding anything to the contrary herein or in any other Basic Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then- current Benchmark for all purposes hereunder or under any Basic Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document; provided, that this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. (d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Basic Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Basic Document. (e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without

- 17 - 148554138v6 consent from any other party to this Agreement or any other Basic Document, except, in each case, as expressly required pursuant to this Section 2.17." (e) Section 7.13 (Servicer Termination Events) is amended by deleting clauses (n) and (o) thereof and replacing them with the following: "(n) as of any Reporting Date, the arithmetic mean of the Serviced Portfolio Net Loss Ratio (Non-Prime) for the three previous Collection Periods is greater than 13.50%; (o) as of any Reporting Date, the arithmetic mean of the Serviced Portfolio Deferral Ratio for the three previous Collection Periods is greater than 3.00%; or (p) the audit described in Section 7.07(d) for calendar year 2021 is not completed to the reasonable satisfaction of the Administrative Agent by September 15, 2021." (f) The following Section 10.09 (Erroneous Payments) is added immediately following Section 10.08 (Successor Administrative Agent), and the Table of Contents is amended to add a reference to Section 10.09 (Erroneous Payments): "SECTION 10.09. Erroneous Payments. (a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a 'Payment') were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 10.09(a) shall be conclusive, absent manifest error.

- 18 - 148554138v6 (b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a 'Payment Notice') or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (c) The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower. (d) Each party’s obligations under this Section 10.09 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Basic Document." (g) Section 13.01 (Amendments and Waivers) is amended by adding the following paragraph to the end thereof: "Notwithstanding anything in this Section or in any Basic Document to the contrary, following the determination of a Benchmark Replacement, this Agreement may be amended by the Administrative Agent without the consent of any other Person and, except as provided in Section 2.17(d), without satisfying any other amendment provisions of this Agreement or any other Basic Document, to implement a Benchmark Replacement and any Benchmark Replacement Conforming Changes. For the avoidance of doubt, any Benchmark Replacement Conforming Changes in any amendment to this Agreement may be retroactive (including retroactive to, but not before, the Benchmark Replacement Date) and this Agreement may be amended more than once in connection with any Benchmark Replacement Conforming Changes."

- 19 - 148554138v6 (h) Schedule A (Lender Supplement (JPMorgan Lender Group)) is amended by changing the amount listed as the "Commitment" from $150,000,000 to $400,000,000 and by changing the amount listed as the "Mandatory Commitment" from $150,000,000 to $300,000,000. (i) Schedule B (Eligible Receivable Criteria) is amended by deleting Criteria 20 and 25 therefrom in their entirety and replacing them, respectively, with the following: "20. which at the time of underwriting did not have a Loan-to-Value Ratio of greater than 140%;" "25. with respect to which the related Contract (a) was underwritten by DFC in accordance with the Credit and Collection Policy in effect at the time of underwriting of such Contract, (b) satisfied in all material respects the requirements of the Credit and Collection Policy in effect at the time of underwriting of such Contract, and (c) satisfied all Applicable Law in effect at the time of origination;" SECTION 2. Representations, Warranties and Confirmations. The Borrower hereby confirms that all representations and warranties made by it pursuant to Sections 5.01 and 5.02 of the Loan Agreement were true and correct as of the date as of which they were made and that it is in compliance with all covenants made by it pursuant to the Loan Agreement as of the date hereof. By its acknowledgment of this Amendment, DFC hereby confirms that all representations and warranties made by it pursuant to Section 5.03 of the Loan Agreement were true and correct as of the date as of which they were made and that it is in compliance with all covenants made by it pursuant to the Loan Agreement as of the date hereof. Furthermore, the Borrower and DFC each hereby represents and warrants as to itself that: (a) It has the power to execute, deliver and perform this Amendment and the transactions contemplated hereby. (b) The execution and delivery of this Amendment and the performance of this Amendment and the Loan Agreement (as amended hereby) have been duly authorized by it by all necessary company action (including any necessary action by its members). (c) This Amendment has been duly executed and delivered on its behalf. This Amendment and the Loan Agreement (as amended hereby) constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as enforcement of such terms may be limited by Insolvency Laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies. (d) It is in compliance in all material respects with all Applicable Laws.

- 20 - 148554138v6 SECTION 3. Effectiveness of Amendment. (a) This Amendment shall be effective upon (i) the delivery of a fully executed copy hereof to the Administrative Agent, (ii) the delivery of a fully executed copy of the Second Amended and Restated Fee Letter, dated as of June 4, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the "New Fee Letter"), and (iii) payment of all amounts described in the New Fee Letter that are due and payable thereunder upon execution thereof. (b) Except as expressly amended by the terms of this Amendment, all terms and conditions of the Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed. This Amendment is effective only for the specific purpose for which it is given and shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Loan Agreement. Upon the effectiveness of this Amendment, (i) each reference in the Loan Agreement to "this Agreement" or "this Loan Agreement" or words of like import shall mean and be references to the Loan Agreement as amended hereby, (ii) each reference in any other Basic Document to the Loan Agreement or to any terms defined in the Loan Agreement which are modified hereby shall mean and be references to the Loan Agreement or to such terms as modified hereby, (iii) each reference in the Loan Agreement and in any other Basic Document to the Fee Letter or to any terms defined in the Fee Letter shall mean and be references to the New Fee Letter or to such terms as modified therein. The parties hereto acknowledge and agree that this Amendment and the New Fee Letter shall each constitute a Basic Document. This Amendment does not constitute a novation or termination of the Loan Agreement or any other Basic Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein. SECTION 4. Amendments, etc. No provision of this Amendment shall be waived, amended or otherwise modified except as provided in Section 13.01 of the Loan Agreement. SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 6. Severability. If one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment or the Loan Agreement as amended hereby. SECTION 7. Binding Effect. This Amendment shall be binding upon and shall be enforceable by the parties hereto and their respective successors and permitted assigns. SECTION 8. Captions, etc. The captions and section numbers appearing in this Amendment are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Amendment.

- 21 - 148554138v6 SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in a ".pdf" file shall be effective as delivery of a manually executed counterpart of this Amendment. Each party agrees that this Amendment and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. [Signature Page Follows]

[Signature Page to Amendment No. 1 to A&R Loan Agt. (SCFC Business Services LLC)] 148554138v3 CHARIOT FUNDING LLC, as Conduit Lender By: JPMORGAN CHASE BANK, N.A., as its attorney-in-fact By: Name: Title: JPMORGAN CHASE BANK N.A., as JPMorgan Agent, as a Committed Lender, and as Administrative Agent By: Name: Title: Elizabeth S. Trainor Executive Director Elizabeth S. Trainor Executive Director